Investor Overview March 2021 Exhibit 99.1

CNO Financial Group | Investor Overview | March 2021 2 Important Legal Information Certain statements made in this presentation should be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These include statements about future results of operations and capital plans. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ, including those included in our Quarterly Reports on Form 10-Q, our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission. We assume no obligation to update this presentation, which speaks as of today’s date. Forward-Looking Statements This presentation contains financial measures that differ from the comparable measures under Generally Accepted Accounting Principles (GAAP). Reconciliations between those non-GAAP measures and the comparable GAAP measures are included in the Appendix, or on the page such measure is presented. While management believes the measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, CNOinc.com. Non-GAAP Measures

CNO Financial Group | Investor Overview | March 2021 3 Fixed index annuities 39% Fixed interest annuities 12% Other annuities 3% Long-term care 14% Supplemental health 16% Medicare supplement 1% Interest sensitive life 5% Traditional life 10% Annuities 32% Life 23% LTC 7% Med Supp 20% Supp Health 18% Health 45% CNO Financial Group Overview  Manufactured products include life, fixed annuities, Medicare supplement, supplemental health and limited benefit duration long-term care (LTC)  Distribution of third party Medicare Advantage  Demonstrated growth in agents, premiums, assets and third party fees 2020 Collected Premium by Product Total: $3.7B in 2020 Collected Premiums 2020 Average Liabilities by Insurance Product* *Net of reinsurance ceded Annuities 32% Life 18% LTC 9% Med Supp 21% Supp Health 20% Health 50% Focused on serving the protection needs of the fast-growing but underserved middle-income American market at or near retirement 2020 Insurance Margin by Product

CNO Financial Group | Investor Overview | March 2021 4 What Makes CNO Different Exclusive Focus on Middle- Income America Our Diverse Distribution & Integrated Approach Health and Wealth Solutions Insurance and Securities Solutions Strong Cash Flow Generation

Well-Positioned in the Attractive Senior Middle Market

63% of middle-income households are underinsured; ~60% of baby boomers lack financial advisors[1]

Percentage of Population Age 65+ without a Financial Product



Other Health
84%
LTC
83%
Annuities
78%
Medicare Supplement
60%
Life Insurance
40%

CNO Solutions

- Extensive experience and understanding of the middle market
- Differentiated with our market vs. product focus
- Diversification of products and distribution provides sustainable competitive advantage
- Positioned to help customers to address main concerns of outliving their assets and dealing with rising healthcare costs as they age

(1) Bankers Life Center for a Secure Retirement 2017

CNO Financial Group | Investor Overview | March 2021
5

CNO Financial Group | Investor Overview | March 2021 6 Highly Diversified Product Mix  Mix of protection and accumulation products to serve varied customer needs  Basic products that meet the insurance needs of the middle market  Attractive and predictable return characteristics  Low risk long-term care products with short-duration benefit period  Protection-oriented products with low face amounts and few bells and whistles Life Insurance Annuities Medicare Supplemental Health Long-Term Care Key Points 1 2 3 4 5 Product Offering Broad & balanced portfolio focused on protection needs Third Party Products / Services6  Capital-light distribution-only fee revenue

CNO Financial Group | Investor Overview | March 2021 7 Fixed Indexed Annuity Fixed Interest Annuity Trad Life Interest Sensitive Life Med Supp Supp Health LTC Mortality Morbidity Persistency Interest rate Equity Risk Management via Diversification and Natural Hedges Relative degree of risk present (before mitigation) within each product Low High

CNO Financial Group | Investor Overview | March 2021 8 Unique Multi-Channel Operating Model  Consumer Division – Strong exclusive agent franchise • Top distributor of health/wealth protection products through ~5,000 exclusive producing agents and financial representatives • More than 260 locations nationwide • “Kitchen-table” sales model – Top 5 direct-to-consumer distribution – Broker-dealer and RIA offer investment and annuity products and support agent income  Worksite Division – Wholly-owned distribution (PMA) & diverse network of independent marketing organizations and agencies – Web Benefits Design (WBD) digital worksite enrollment platform/benefits administrator – DirectPath employee benefits management services for employers and employees  Multi-channel distribution transitioning to integrated delivery model – Recent business transformation unlocks significant growth opportunities – Leverages products, brands, leads and fulfilment across channels – Captures customers through direct engagement that leads to an integrated omnichannel buying experience – Driving toward holistic relationships including protection & retirement planning; growth in assets & fees Recent realignment removes barriers between brand and channels

CNO Financial Group | Investor Overview | March 2021 9 Strategic Initiatives Successfully Reinvigorating Growth; Momentum Sidelined Temporarily by COVID (dollars in millions) $- $50.0 $100.0 $150.0 $200.0 2019 2020 4Q19 4Q20 Life NAP $- $50.0 $100.0 $150.0 $200.0 2019 2020 4Q19 4Q20 Health NAP $- $500.0 $1,000.0 $1,500.0 2019 2020 4Q19 4Q20 Annuity Collected Premiums $- $100.0 $200.0 $300.0 $400.0 2019 2020 4Q19 4Q20 Consumer Division NAP Life Health $- $15.0 $30.0 $45.0 $60.0 2019 2020 4Q19 4Q20 Worksite Division NAP Life Health

Capital and Liquidity Overview

Conservative approach to capital structure; strong liquidity

(dollars in millions)

Consolidated Risk Based Capital ("RBC") Ratio[1]


408%
411%
2019
2020

- Targeted consolidated RBC ratio of 375-400%
- Excess due to intentional conservative positioning
- RBC variability can be expected in periods of market volatility

Holding Company Liquidity


$186.7
$388.1
2019
2020

- Minimum targeted holding company liquidity of $150 million
- Liquidity bolstered by $250 million undrawn revolver
- No outstanding debt maturities until 2025

Debt to Capital[2]


23.0%
25.6%
2019
2020

- Target leverage of 25.0 – 28.0%
- Debt covenant ceiling of 35%
- Debt capacity within limit of target leverage $146 million

1 The ratio of the combined capital of the insurance companies to the minimum amount of capital appropriate to support the overall business operations, as determined based on the methodology developed by the National Association of Insurance Commissioners.
2 Excluding accumulated other comprehensive income (a non-GAAP measure). See the Appendix for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | Investor Overview | March 2021 10

CNO Financial Group | Investor Overview | March 2021 11 Cash Flow Profile Strong free cash flow generation and conversion (dollars in millions) 1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. 2 Cash flows exclude capital contributions to insurance subsidiaries, acquisitions, dividend payments, stock repurchases, and financing transactions.

CNO Financial Group | Investor Overview | March 2021 12 Excess Capital Allocation Strategy Disciplined and opportunistic approach to maximize shareholder value Return capital to shareholders • $100 million in share repurchases in 4Q20; $263 million FY20 • Continued capacity to repurchase shares as conditions permit Opportunistic transactions • Highly selective M&A to expand productivity offerings or enhance distribution • WBD, DirectPath Since 2017, returned $1.04 billion, or 35% of current market capitalization2 1 As of beginning of calendar year. 2 As of 12/31/2020. 6.8% 4.0% 13.0% 12.3% 0.0% 5.0% 10.0% 15.0% $- $100.0 $200.0 $300.0 $400.0 2017 2018 2019 2020 Capital Return as % of Market Capitalization Dividends Share Repurchases Annualized Return as % of Market Cap (1) Organic investments to sustain and grow the core businesses • myHealthPolicy.com start up expenses • Agent pilots, technology-driven customer experience investments

Portfolio Composition

High quality; well-positioned for uncertain environment

$27 billion of Invested Assets

(Fair Value as of 12/31/2020)



Mortgage Loans, 5.2%
Non-Agency RMBS, 8.0%
HY Corporates, 3.1%
CMBS, 7.7%
Municipals, 9.7%
Govts/Agency, 1.4%
ABS, 3.9%
CLO, 1.7%
Equities, 0.6%
Other Invested Assets, 2.1%
Alternatives, 2.1%
IG Corporates, 50.6%
Policy Loans, 0.4%
Cash, 3.6%

General Approach

- Positioned for stable performance across credit cycles
- Emphasizing quality
- Lower than average allocation to most higher risk categories
- Low impairments through multiple cycles

Highlights

- **9% increase in invested assets**
- **65% of portfolio in corporate and government bonds**
  - 42% BBBs; up slightly from September 30
- **$23.0 billion of assets with high degree of liquidity**
  - ~$14.2 billion public corporate bonds
  - ~$5.8 billion structured securities
  - ~$3.0 billion municipal, political subdivisions, and US and foreign government bonds
- **Strong credit risk profile across portfolio**
  - 95% rated NAIC 1 / 2
  - Diversified commercial and residential mortgages with low LTVs
  - Significant credit enhancement in structured products
  - Alternative investments emphasizing current cash flows and comparatively predictable results

CNO Financial Group | Investor Overview | March 2021

13

CNO Financial Group | Investor Overview | March 2021 14 2021 Outlook Base Case1: Sales • Continued positive momentum Earnings • Headwinds • COVID-related • Diminished favorable impact from deferral of healthcare • Net mortality/morbidity impact modestly favorable in 1H21; unfavorable in 2H21; neutral FY21 • Negative impact on insurance product margin from lower 2020 sales • Investment income • Not allocated to products: potential for lower contribution from alts, if returns revert to the mean; and lower contribution from opportunistic trading in the absence of extreme volatility • Allocated to products: flat due to reduction in yield offset by growth in assets • Partial offset - slight decline in expenses in 2H21 Free Cash Flow / Excess Capital • Full utilization of Life NOL’s in 2020 will pressure free cash flow conversion rate • Expected share repurchase capacity to exceed 2020 actual Adverse Case2: • Expect to maintain target RBC / holding company liquidity / leverage / dividends • Modest share repurchase capacity 1 Assumes approximately 360k COVID deaths in 2021 with pandemic trailing off through 2021; modest economic growth; investment portfolio assumptions market consistent and in-line with base case assumptions from rating agencies 2 Assumes approximately 500k COVID deaths in 2021; vaccine insufficient to achieve herd immunity; recessionary economic conditions; investment portfolio assumptions in-line with downside assumptions from rating agencies and generally consistent with past financial crises

DirectPath Transaction

Acquisition enhances Worksite Division growth outlook

DirectPath Description

- DirectPath is a leading national provider of year-round, technology-driven employee benefits management services to employers and employees
- DirectPath's personalized services help employers reduce healthcare and benefits administration costs and assist employees to make smart, well-informed and cost-effective benefits decisions
- Generates significant sales of voluntary supplemental health insurance

Number of clients:	400
Number of broker partners:	7,000
Client employee base:	2.5 million
Employee satisfaction:	95%

Average Group Size:	
Education	5,000
Advocacy and Transparency	1,000
Communications Compliance	91,000

(as of 12/31/2020)

Strategic Rationale

- Significant cross-sell opportunities; creates broader distribution for CNO/WBD products
- Builds unique capabilities, improves competitive positioning
  - Creates a one-stop-shop for employers, brokers, and groups
- Helps us get deeper in employer value chain; delivers strong employer ROI
- Enhances our enrollment capabilities
- Source of small group leads
- Diversifies revenues / enhances fee income / drives ROE

CNO Financial Group | Investor Overview | March 2021 15

CNO Financial Group | Investor Overview | March 2021 16 CNO Ventures Minority stakes with strong growth potential, strategic proximity to CNO Representative Portfolio Companies • Strong standalone merits • Clear vision, strong management • Access to capital, realistic valuation • Leveraging balance sheet to engage, partner, and evolve • $21 million invested in 5 companies • Focus on businesses with strategic relevance • Customer access, wellness, technology solutions • Opportunities for collaboration, leverage expertise • White label, lead share, cross-sell • Capability acceleration / speed to market • Later round investments • Series B/C rounds; convertible debt, preferred or common equity minority investments • Multiple potential exit strategies

Delivering On Our Commitments

Pivoting to post COVID strategic priorities

Turnaround / De-risking

Pre 2017

- Reinsured life block (2009)
- Recapitalized company (2012)
- Initiated dividend (2012)
- Sold Legacy Life Insurance Block (2014)
- Migrated ratings upwards–within non-investment grade ratings classes

Pivot to Growth

2017 - 2019

- Completed Senior Leadership additions
- Reinsured LTC block
- Achieved investment grade credit ratings
- Up-in-quality portfolio repositioning
- Sustainable momentum in recruiting and sales

COVID-19

2020 - 2021

- Balancing capital return with investments in growth
- Conservative capital structure
- Defensive portfolio positioning
- Benefiting from diverse product portfolio and strong retention
- Successfully pivoting to new sales approaches
- Accelerating integration of D2C and exclusive agents
- Expanding D2C offerings
- Reimagining workplace of the future

Optimize Long-term Value

Post COVID

- Optimize customer-centric business realignment
- Expand omnichannel delivery model
- Grow Worksite business
- Enhance growth, margin and ROE profile
- Maximize distributable cash flow
- Accelerate pace of capital deployment
- Leverage technology

CNO Financial Group | Investor Overview | March 2021

17

CNO Financial Group | Investor Overview | March 2021 18 Appendix 1 Strong Operational Performance • Experienced Management Team Slide 19 • Exclusive Agent Counts Slide 20 • Broker-Dealer/Registered Investment Advisor Slide 21 Building on Strong Track Record of Execution • Portfolio Overview Slides 22-25 • New Money Summary Slide 26 • Tax Asset Summary Slide 27 • Transformative LTC Reinsurance Transaction Slide 28 • Retained LTC Insurance Slide 29

CNO Financial Group | Investor Overview | March 2021 19 Experienced Management Team With a Proven Track Record 10-year average tenure; 24-year average service in the insurance sector Name Title Years with CNO Years in Insurance Sector Age Gary C. Bhojwani Chief Executive Officer 4 31 53 Paul H. McDonough Chief Financial Officer 1 19 56 Eric R. Johnson Chief Investment Officer 23 24 60 Bruce K. Baude Chief Operations and Technology Officer 8 16 56 Matthew J. Zimpfer General Counsel 23 28 53 Yvonne K. Franzese Chief Human Resources Officer 3 31 62 John R. Kline Chief Accounting Officer 30 41 63 Rocco F. Tarasi Chief Marketing Officer 4 4 49 Karen J. DeToro Chief Actuary and Chief Risk Officer 1 27 49 Scott L. Goldberg President, Consumer Division 16 20 50 Michael D. Heard Co-President, Worksite Division 7 23 55 Michael B. Byers Co-President, Worksite Division <1* N/A 59 *Mr. Byers was appointed Co-President, Worksite Division effective February 9, 2021.

CNO Financial Group | Investor Overview | March 2021 20 2019 % Change Consumer 4Q 1Q 2Q 3Q 4Q Q/Q Producing Field Agents 1,3 4,709 4,531 4,066 4,448 4,539 -4% Producing Tele-Sales Agents 1,3 211 238 237 239 257 22% Total Producing Agents 1,3 4,920 4,769 4,303 4,687 4,796 -3% Financial Representatives 2,3 596 591 585 588 601 1% Worksite Producing Field Agents 1,3 453 421 225 242 255 -44% 2020 Exclusive Agent Counts 1 Producing agents are exclusive agents that have submitted at least one policy in the month. 2 Financial representatives are exclusive agents who are licensed to sell certain securities brokerage products and services. 3 Agent and representative counts represent the average of the last 3 months.

Broker-Dealer/Registered Investment Advisor

Account values up YoY; $1.8 billion in client assets

(dollars in millions)

		2019	2020			
		4Q	1Q	2Q	3Q	4Q
Net New Client Assets in Brokerage and Advisory[1]	Brokerage	$ 17.4	$ 15.3	$ (26.7)	$ (31.5)	$ 3.0
	Advisory	45.4	65.7	38.6	23.5	43.9
	Total	$ 62.8	$ 81.0	$ 11.9	$ (8.0)	$ 46.9
Client Assets in Brokerage and Advisory[1] at end of period	Brokerage	$ 982.9	$ 842.3	$ 905.3	$ 918.4	$ 1,011.1
	Advisory	532.1	516.4	618.7	675.1	782.7
	Total	$ 1,515.0	$ 1,358.7	$ 1,524.0	$ 1,593.5	$ 1,793.8

1 Client assets include cash and securities in brokerage and managed advisory accounts. Net new client assets includes total inflows of cash and securities into brokerage and managed advisory accounts less outflows. Inflows include interest and dividends and exclude changes due to market fluctuations.

Bankers Life is the marketing brand of various affiliated companies of CNO Financial Group including, Bankers Life and Casualty Company, Bankers Life Securities, Inc., and Bankers Life Advisory Services, Inc. Non-affiliated insurance products are offered through Bankers Life General Agency, Inc. (dba BL General Insurance Agency, Inc., AK, AL, CA, NV, PA). Agents who are financial advisors are registered with Bankers Life Securities, Inc.

Securities and variable annuity products and services are offered by Bankers Life Securities, Inc. Member FINRA/SIPC, (dba BL Securities, Inc., AL, GA, IA, IL, MI, NV, PA). Advisory products and services are offered by Bankers Life Advisory Services, Inc. SEC Registered Investment Adviser (dba BL Advisory Services, Inc., AL, GA, IA, MT, NV, PA). Home Office: 111 East Wacker Drive, Suite 1900, Chicago, IL 60601

CNO Financial Group | Investor Overview | March 2021

21

CNO Financial Group | Investor Overview | March 2021 22 Positioning allows flexibility for opportunistic approach to changing conditions Portfolio Overview – Sector Breakdown Sector Book Value Market Value Unrealized Gain Loss Portfolio% Average NAIC Over|Underweight Airlines 42.3 45.8 3.5 0.17% 1.5 Underweight Aircraft Lease Securitizations 32.4 31.1 (1.3) 0.11% 1.3 Underweight Energy 702.1 832.7 130.6 3.04% 1.9 Underweight Gaming 0.0 - - - - Underweight Hotels 36.1 38.9 2.8 0.14% 3.0 Underweight Retail ex Grocery 86.7 109.9 23.1 0.40% 1.9 Underweight Restaurants 19.1 24.0 4.9 0.09% 2.8 Underweight Whole Business Securitizations 394.1 405.5 11.5 1.48% 2.1 Overweight CMBS 1,986.7 2,103.6 117.0 7.68% 1.2 Overweight (as of 12/31/2020; dollars in millions)

CNO Financial Group | Investor Overview | March 2021 23 Portfolio Overview: CLO Debt Key Portfolio Metrics Cumulative loss scenarios versus Break Points 100% AAA-A Significant cushion against stress scenarios Ratings Composition AAA 11.8% AA+ 2.2% AA 52.3% A 31.5% A- 2.2% AAA AA A Credit Support Portfolio 38% 25% 17% Market 37% 24% 18% WARF Portfolio 3,099 3,092 3,127 Market 3,137 3,142 3,173 Diversity Score Portfolio 80.84 79.52 81.67 Market 78.77 77.76 76.80 WAPx Portfolio 96.83 96.18 97.86 Market 98.08 97.98 97.75 12.6% 13.0% 11.7% 13.2% 14.2% 14.7%15.0% 14.1% 13.2% 34.8% 28.6% 23.1% AAA AA A Base Case NAIC Stress GFC Break Point Portfolio Portfolio Index AAA 11.8% - - AA 54.5% - - A 33.7% - 0.5% BBB - - 10.5% BB - - 50.0% % Downgraded from Original Ratings (as of 12/31/2020)

CNO Financial Group | Investor Overview | March 2021 24 Apartment 31.1% Industrial 19.3% Offi ce Building 17.8% Other commercial 12.0% Reta il 19.9% Portfolio Overview: Commercial Mortgage Loans Key Portfolio Facts Portfolio Geography Underlying Property Type Ratings Composition $1.3 billion of net invested assets 100% First Mortgage 100% Rated CM1-2 49% Weighted Avg LTV¹ Very conservatively underwritten; loss resistant, no COVID related delinquencies or forbearances 2.06x Weighted DSCR¹ 1 LTV and DSCR as of year 2019 operating statements CM1 77.3% CM2 22.7% East 24.7% South 35.8% Centra l 13.9% Mountain 7.9% Pacific 17.7% (as of 12/31/2020)

CNO Financial Group | Investor Overview | March 2021 25 Hotels 9.6% Retail 13.5% Offi ce 31.1% Multi family 24.5% Industrial 9.8% Mixed Us e 11.4% Portfolio Overview: CMBS Key Portfolio Facts Underlying Property Type SASB versus Conduit $2.0 billion of net invested assets 82.0% Rated AAA-A 59% Weighted Avg LTV¹ Excess credit support to offset collateral losses beyond market consistent expectations 2.12x Weighted DSCR¹ 1 LTV based on appraisal at loan origination, DSCR as of year 2019 operating statements Zero forbearance or delinquencies in SASB portfolio Rating Book Value Market Value Market/ Book Credit Support Delinq. Rate Hotel% Retail% AAA 555 591 107% 37.1% 6.8% 12.6% 20.4% AA 305 326 107% 28.8% 5.5% 8.9% 19.1% A 724 759 105% 24.2% 3.4% 11.4% 10.4% BBB 274 296 108% 18.2% 0.1% 1.2% 3.3% BB 84 85 102% 8.3% 0.9% 0.7% 3.1% 1,943 2,058 106% 27.0% 4.1% 9.5% 13.3% DSCR 2.54 LTV 58% Hotel % 7.5% Retail % 2.9% SASB Conduit 49.9% Agency MF 15.9% SASB 34.2% (as of 12/31/2020; dollars in millions)

CNO Financial Group | Investor Overview | March 2021 26 New Money Summary Traditional, high quality fixed income investments during fourth quarter 94% Investment Grade Allocation Fourth Quarter Investments Allocation $ Allocation% Yield Average Rating Average Duration IG Corporates 452 50.9% 3.55% BBB+ 13.3 Municipals 210 23.7% 3.42% AA- 16.1 Structured Securities 154 17.3% 3.44% BBB 8.2 HY Corporates 53 5.9% 4.88% BB 3.5 CML 20 2.2% 3.64% AA 9.0 Total 888 100% 3.58% BBB+ 12.4 IG Corporates, 51% Municipals, 24% Structured Securities, 17% HY Corporates, 6% CML, 2% (as of 12/31/2020, dollars in millions)

CNO Financial Group | Investor Overview | March 2021 27 Non-life NOLs $339 DTAs related to tax strategy $106 Value of NOLs and deferred tax assets (DTAs) related to tax strategy Details • Total estimated economic value of NOLs and DTAs related to tax strategy of approximately $380 million @ 10% discount rate ($2.76 on per share basis) • Life NOLs have been fully utilized. Non- life NOLs are expected to offset 100% of non-life taxable income and 35% of the remaining life taxable income not offset by life NOLs through 2023. $445 (as of 12/31/2020; dollars in millions) Tax Asset Summary

CNO Financial Group | Investor Overview | March 2021 28 2018 Transformative LTC Reinsurance Transaction Divestiture of legacy LTC exposure significantly improves risk profile Fixed Annuities 49% Health 14% Life 13% LTC 24%  In September 2018, Bankers Life entered into an agreement with Wilton Re to cede 100% of Bankers Life legacy (prior to 2003) comprehensive and nursing home long-term care reserves through indemnity coinsurance – Culmination of multi-year exploration of strategic alternatives – Comprising 52% of CNO’s statutory long-term care reserves – $825mm ceding commission paid to Wilton Re, financed from existing capital resources  Significant risk reduction, especially in severe stress scenarios; business ceded is the most volatile from an earnings and capital perspective  Domestic comfort trust established to hold assets backing 100% of the statutory liabilities plus an additional $500mm of over-collateralization  Wilton Re is a highly-rated and well-capitalized counterparty  Step forward in achieving investment grade ratings  Results in increased cash flow generation Fixed Annuities 56% Health 16% Life 16% LTC 12% Reserve Composition* * Reserve net of reinsurance ** As of September 30, 2018 Post Transaction** Pre Transaction

CNO Financial Group | Investor Overview | March 2021 29  New sales (~$25 million annually) focused on short duration products – 98% of new sales for policies with 2 years or less in benefits – Average benefit period of 11 months – New business 25% reinsured since 2008  Reserve assumptions informed by historical experience – No morbidity improvement – No mortality improvement – Minimal future rate increases – New money rates reflect a low for long environment with no mean reversion  Favorable economic profile – 2020 Loss Recognition Testing margin increased to $302 million or ~12% of Net GAAP Liabilities driven by margin from new business and favorable pre-COVID morbidity trends – Statutory reserves ~$176 million higher than GAAP net liabilities – Total LTC is just 13% of overall CNO reserves – Potential adverse impact from severe stress scenarios is significantly reduced Retained Long-Term Care Insurance Highly differentiated in-force block; prudently managed

CNO Financial Group | Investor Overview | March 2021 30 Appendix 2: Financial Exhibits • Non-GAAP Financial Measures Slides 31-39

CNO Financial Group | Investor Overview | March 2021 31 The table below summarizes the financial impact of significant items on our 4Q20 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. 4Q20 Significant Items (dollars in millions, except per-share amounts) (1) Adjustments arising from our comprehensive annual actuarial review of assumptions. (2) Unfavorable impact related to asset impairments. (3) A non-GAAP measure. See pages 35 and 37 for a reconciliation to the corresponding GAAP measure. Insurance product margin Annuity 68.1$ (16.1)$ (1) 52.0$ Health 125.2 - 125.2 Life 37.3 4.3 (1) 41.6 Total insurance product margin 230.6 (11.8) 218.8 Allocated expenses (162.7) - (162.7) Income from insurance products 67.9 (11.8) 56.1 Fee income 2.9 - 2.9 Investment income not allocated to product lines 57.8 - 57.8 Expenses not allocated to product lines (17.8) 3.7 (2) (14.1) Operating earnings before taxes 110.8 (8.1) 102.7 Income tax expense on operating income (24.8) 1.7 (23.1) Net operating income (3) 86.0$ (6.4)$ 79.6$ Net operating income per diluted share (3) 0.61$ (0.04)$ 0.57$ Three months ended December 31, 2020 Actual results Significant items Excluding significant items

CNO Financial Group | Investor Overview | March 2021 32 The table below summarizes the financial impact of significant items on our 2Q20 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. 2Q20 Significant Items (dollars in millions, except per-share amounts) The footnotes to the above table are on the following page. Insurance product margin Annuity 123.8$ 40.0$ (1) 72.3$ (91.5) (1) Health 95.5 - 95.5 Life 36.1 5.6 (1) 41.7 Total insurance product margin 255.4 (45.9) 209.5 Allocated expenses (128.1) - (128.1) Income from insurance products 127.3 (45.9) 81.4 Fee income 5.2 - 5.2 Investment income not allocated to product lines 8.2 - 8.2 Expenses not allocated to product lines (38.5) 23.5 (2) (15.0) Operating earnings before taxes 102.2 (22.4) 79.8 Income tax expense on operating income (22.8) 4.7 (18.1) Net operating income (3) 79.4$ (17.7)$ 61.7$ Net operating income per diluted share (3) $0.55 (0.12)$ 0.43$ Three months ended June 30, 2020 Actual results Significant items Excluding significant items

CNO Financial Group | Investor Overview | March 2021 33 2Q20 Significant Items (Continued from the previous page) (1) Given our expectation that interest rates will remain low for the long-term, we performed an actuarial unlocking exercise in the second quarter of 2020 to reflect our assumption that average new money rates will remain flat at 4 percent forever. This change and the related impacts to persistency assumptions had a $45.6 million unfavorable impact on pre-tax earnings. As part of the actuarial unlocking exercise, we also changed our assumptions related to the future option costs we incur in providing benefits on fixed index annuities which had a favorable impact on pre-tax earnings of $91.5 million. The impact of these changes in assumptions is summarized below (dollars in millions): This actuarial unlocking exercise does not replace our comprehensive annual review of all assumptions for our insurance products, which we we plan to complete in the fourth quarter of this year. Additional adjustments may be identified based on the results of the comprehensive annual review. (2) We increased our liability for claims and interest pursuant to the previously disclosed Global Resolution Agreement entered into in November 2018. Pursuant to this agreement, a third-party auditor is acting on behalf of 41 states and the District of Columbia for the purpose of identifying deceased insureds and contract holders where benefits are payable pursuant to unclaimed property laws. The third-party auditor has provided information that we have processed and verified allowing us to more accurately estimate the ultimate liability pursuant to this agreement. (3) A non-GAAP measure. See pages 35 and 37 for a reconciliation to the corresponding GAAP measure. Line of business Fixed index annuities Fixed interest annuities Interest- sensitive life Total Favorable (unfavorable) Impacts of an average new money rate assumption of 4 percent Insurance policy benefits $ (5.0) $ — $ (7.4) $ (12.4) Amortization (25.6) (9.4) 1.8 (33.2) Subtotal (30.6) (9.4) (5.6) (45.6) Impacts of changes in future option costs Insurance policy benefits 104.8 — — 104.8 Amortization (13.3) — — (13.3) Subtotal 91.5 — — 91.5 Impact on pre-tax income $ 60.9 $ (9.4) $ (5.6) $ 45.9

CNO Financial Group | Investor Overview | March 2021 34 The table below summarizes the financial impact of significant items on our 4Q19 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. 4Q19 Significant Items (dollars in millions, except per-share amounts) (1) Adjustments arising from our comprehensive annual actuarial review of assumptions. (2) $20.0 million of the net favorable impact from legal and regulatory matters. (3) A non-GAAP measure. See pages 35 and 37 for a reconciliation to the corresponding GAAP measure. Insurance product margin Annuity 60.5$ 0.3$ (1) 60.8$ Health 93.0 - 93.0 Life 46.7 9.7 (1) 56.4 Total insurance product margin 200.2 10.0 210.2 Allocated expenses (140.6) - (140.6) Income from insurance products 59.6 10.0 69.6 Fee income 11.7 - 11.7 Investment income not allocated to product lines 26.2 - 26.2 Expenses not allocated to product lines 2.8 (20.0) (2) (17.2) Operating earnings before taxes 100.3 (10.0) 90.3 Income tax expense on operating income (21.7) 2.1 (19.6) Net operating income (3) 78.6$ (7.9)$ 70.7$ Net operating income per diluted share (3) 0.52$ (0.05)$ 0.47$ Three months ended December 31, 2019 Actual results Significant items Excluding significant items

Quarterly Earnings

(dollars in millions)

	4Q19	1Q20	2Q20	3Q20	4Q20
Insurance product margin					
Annuity	$ 60.5	$ 59.5	$ 123.8	$ 45.3	$ 68.1
Health	93.0	86.9	95.5	152.2	125.2
Life	46.7	44.3	36.1	47.3	37.3
Total insurance product margin	200.2	190.7	255.4	244.8	230.6
Allocated expenses	(140.6)	(136.6)	(128.1)	(130.3)	(162.7)
Income from insurance products	59.6	54.1	127.3	114.5	67.9
Fee income	11.7	7.8	5.2	0.8	2.9
Investment income not allocated to product lines	26.2	57.4	8.2	43.7	57.8
Expenses not allocated to product lines	2.8	(13.8)	(38.5)	(13.7)	(17.8)
Operating earnings before taxes	100.3	105.5	102.2	145.3	110.8
Income tax expense on operating income	(21.7)	(21.2)	(22.8)	(32.7)	(24.8)
Net operating income *	78.6	84.3	79.4	112.6	86.0
Net realized investment gains (losses) from sales, impairments and change in allowance for credit losses (net of related amortization)	7.1	(63.7)	12.3	7.7	12.6
Net change in market value of investments recognized in earnings	(2.6)	(48.4)	31.2	8.5	6.0
Fair value changes in embedded derivative liabilities (net of related amortization)	13.4	(66.7)	(27.1)	(1.6)	(3.1)
Fair value changes related to agent deferred compensation plan	2.5	-	(13.2)	-	16.3
Other	(13.3)	2.3	-	6.5	0.9
Non-operating income (loss) before taxes	7.1	(176.5)	3.2	21.1	32.7
Income tax expense (benefit):					
On non-operating income (loss)	1.4	(37.0)	0.6	4.5	6.9
Valuation allowance for deferred tax assets and other tax items	(193.7)	(34.0)	-	-	-
Net non-operating income (loss)	199.4	(105.5)	2.6	16.6	25.8
Net income (loss)	$ 278.0	$ (21.2)	$ 82.0	$ 129.2	$ 111.8

* Management believes that an analysis of Net income applicable to common stock before: (i) net realized investment gains or losses from sales, impairments and the change in allowance for credit losses, net of related amortization and taxes; (ii) net change in market value of investments recognized in earnings, net of taxes; (iii) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, net of related amortization and taxes; (iv) fair value changes related to the agent deferred compensation plan, net of taxes; (v) loss on extinguishment of debt, net of taxes; (vi) changes in the valuation allowance for deferred tax assets and other tax items; and (viii) other non-operating items consisting primarily of earnings attributable to variable interest entities, net of taxes ("Net operating income," a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the company's underlying fundamentals. A reconciliation of Net operating income to Net income applicable to common stock is provided in the above table.

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CNO Financial Group | Investor Overview | March 2021 36 Information Related to Certain Non-GAAP Financial Measures The following provides additional information regarding certain non-GAAP measures used in this presentation. A non-GAAP measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered as substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com. Operating earnings measures Management believes that an analysis of net income applicable to common stock before net realized investment gains or losses from sales, impairments and change in allowance for credit losses, net change in market value of investments recognized in earnings, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, fair value changes related to the agent deferred compensation plan, loss on extinguishment of debt, changes in the valuation allowance for deferred tax assets and other tax items and other non-operating items consisting primarily of earnings attributable to variable interest entities (“net operating income,” a non- GAAP financial measure) is important to evaluate the financial performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company’s underlying fundamentals.

Information Related to Certain Non-GAAP Financial Measures

A reconciliation of net income (loss) applicable to common stock to net operating income (and related per-share amounts) is as follows:

(dollars in millions, except per-share amounts)

	4Q19	1Q20	2Q20	3Q20	4Q20
Net income (loss) applicable to common stock	$ 278.0	$ (21.2)	$ 82.0	$ 129.2	$ 111.8
Non-operating items:					
Net realized investment (gains) losses from sales and impairments, net of related amortization	(7.1)	63.7	(12.3)	(7.7)	(12.6)
Net change in market value of investments recognized in earnings	2.6	48.4	(31.2)	(8.5)	(6.0)
Fair value changes in embedded derivative liabilities, net of related amortization	(13.4)	66.7	27.1	1.6	(16.3)
Fair value changes related to the agent deferred compensation plan	(2.5)	-	13.2	-	3.1
Other	13.3	(2.3)	-	(6.5)	(0.9)
Non-operating (income) loss before taxes	(7.1)	176.5	(3.2)	(21.1)	(32.7)
Income tax (expense) benefit					
On non-operating (income) loss	(1.4)	37.0	(0.6)	(4.5)	(6.9)
Valuation allowance for deferred tax assets and other tax items	193.7	34.0	-	-	-
Net non-operating (income) loss	(199.4)	105.5	(2.6)	(16.6)	(25.8)
Net operating income (a non-GAAP financial measure)	$ 78.6	$ 84.3	$ 79.4	$ 112.6	$ 86.0

	4Q19	1Q20	2Q20	3Q20	4Q20
Per diluted share:					
Net income (loss)	$ 1.84	$ (0.15)	$ 0.57	$ 0.91	$ 0.80
Net realized investment (gains) losses from sales and impairments (net of related amortization and taxes)	(0.04)	0.35	(0.07)	(0.04)	(0.07)
Net change in market value of investments recognized in earnings (net of taxes)	0.01	0.26	(0.17)	(0.05)	(0.04)
Fair value changes in embedded derivative liabilities (net of related amortization and taxes)	(0.07)	0.36	0.15	0.01	(0.09)
Fair value changes related to the agent deferred compensation plan (net of taxes)	(0.01)	-	0.07	-	0.02
Valuation allowance for deferred tax assets and other tax items	(1.28)	(0.23)	-	-	
Other	0.07	(0.01)	-	(0.04)	(0.01)
Net operating income (a non-GAAP financial measure)	$ 0.52	$ 0.58	$ 0.55	$ 0.79	$ 0.61

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CNO Financial Group | Investor Overview | March 2021 38 Information Related to Certain Non-GAAP Financial Measures A reconciliation of operating income and shares used to calculate basic and diluted operating earnings per share is as follows: (dollars in millions, except per-share amounts, and shares in thousands) (a) Equivalent common shares of 768 were not included in the diluted weighted average shares outstanding due to the net less recognized in 1Q20. 4Q19 1Q20 (a) 2Q20 3Q20 4Q20 Operating income 78.6$ 84.3$ 79.4$ 112.6$ 86.0$ Weighted average shares outstanding for basic earnings per share 150,138 145,829 143,422 140,900 138,232 Effect of dilutive securities on weighted average shares: Stock options, restricted stock and performance units 1,269 - 519 830 2,155 Weighted average shares outstanding for diluted earnings per share 151,407 145,829 143,941 141,730 140,387 Net operating income per diluted share 0.52$ 0.58$ 0.55$ 0.79$ 0.61$

Information Related to Certain Non-GAAP Financial Measures

Debt to capital ratio, excluding accumulated other comprehensive income (loss)

The debt to capital ratio, excluding accumulated other comprehensive income (loss), differs from the debt to capital ratio because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. A reconciliation of these ratios is as follows:

(dollars in millions)

	4Q18	4Q19	1Q20	2Q20	3Q20	4Q20
Corporate notes payable	$ 916.8	$ 989.1	$ 989.4	$ 989.7	$ 990.1	$1,136.2
Total shareholders' equity	3,370.9	4,677.0	3,765.8	4,731.2	5,083.9	5,484.2
Total capital	$4,287.7	$5,666.1	$4,755.2	$5,720.9	$6,074.0	$6,620.4
Corporate debt to capital	21.4%	17.5%	20.8%	17.3%	16.3%	17.2%
Corporate notes payable	$ 916.8	$ 989.1	$ 989.4	$ 989.7	$ 990.1	$1,136.2
Total shareholders' equity	3,370.9	4,677.0	3,765.8	4,731.2	5,083.9	5,484.2
Less accumulated other comprehensive income	(177.7)	(1,372.5)	(595.2)	(1,520.2)	(1,801.6)	(2,186.1)
Total capital	$4,110.0	$4,293.6	$4,160.0	$4,200.7	$4,272.4	$4,434.3
Debt to total capital ratio, excluding AOCI (a non-GAAP financial measure)	22.3%	23.0%	23.8%	23.6%	23.2%	25.6%

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